Exhibit (k)(2)

Amended SCHEDULE A, dated as of March 17, 2009,  of Transfer Agency and Services Agreement, dated as of March 20,  2006 by and between each of the Funds listed on this SCHEDULE A  and Transfer Agent.

LMP CAPITAL AND INCOME FUND INC. (“SCD”)

LMP CORPORATE LOAN FUND INC. (“TLI”)

LMP REAL ESTATE INCOME FUND INC. (“RIT”)

WESTERN ASSET EMERGING MARKETS DEBT FUND INC. (“ESD”)

WESTERN ASSET EMERGING MARKETS FLOATING RATE FUND INC. (“EFL”)

WESTERN ASSET EMERGING MARKETS INCOME FUND INC. (“EMD”)

WESTERN ASSET GLOBAL HIGH INCOME FUND INC. (“EHI”)

WESTERN ASSET GLOBAL PARTNERS INCOME FUND INC. (“GDF”)

WESTERN ASSET HIGH INCOME FUND INC. (“HIF”)

WESTERN ASSET HIGH INCOME FUND II INC. (“HIX”)

WESTERN ASSET HIGH INCOME OPPORTUNITY FUND INC. (“HIO”)

WESTERN ASSET INFLATION MANAGEMENT FUND INC. (“IMF”)

WESTERN ASSET INTERMEDIATE MUNI FUND INC. (“SBI”)

WESTERN ASSET MANAGED HIGH INCOME FUND INC. (“MHY”)

WESTERN ASSET MANAGED MUNICIPALS FUND INC. (“MMU”)

WESTERN ASSET MUNICIPAL DEFINED OPPORTUNITY TRUST INC. (“MTT”)

WESTERN ASSET MUNICIPAL HIGH INCOME FUND INC. (“MHF”)

WESTERN ASSET MUNICIPAL PARTNERS FUND INC. (“MNP”)

WESTERN ASSET VARIABLE RATE STRATEGIC FUND INC. (“GFY”)

WESTERN ASSET WORLDWIDE INCOME FUND INC. (“SBW”)

AGREED TO AND ACCEPTED BY:

Each of the Funds listed above:

By:	/s/ R. Jay Gerken
R. Jay Gerken
President and CEO

American Stock Transfer & Trust Company, LLC

By:/s/	Michael Karfunkel
Michael Karfunkel
President